EXHIBIT 10.2
EPAM SYSTEMS, INC.
2015 LONG TERM INCENTIVE PLAN
GLOBAL NON-QUALIFIED STOCK OPTION AGREEMENT
FOR EXECUTIVE OFFICERS
1.Grant of Option. EPAM Systems, Inc., a Delaware corporation (the “Company”), hereby grants to «Optionee» (“Participant”), on «Date» (the “Grant Date”), an option (the “Option”) to purchase «Number of shares underlying option» shares of Common Stock (the “Shares”), at an exercise price of $«Fair Market Value of Share as of the Grant Date» per Share (the “Exercise Price”) subject to the terms, definitions and provisions of the EPAM Systems, Inc. 2015 Long Term Incentive Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference, this Agreement and the Addendum. The Option is intended to be a Non-Qualified Stock Option, and is not intended to be an Incentive Stock Option. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.
2.Vesting Schedule. Subject to Section 5, this Option shall vest and become exercisable one-fourth on each of the first, second, third and fourth anniversaries of the Vesting Start Date as communicated by the Company to the Participant.
3.Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in Section 2 as modified by Section 5, if applicable, as follows:
(a)Right to Exercise.
(i)This Option may not be exercised for a fraction of a share.
(ii)In no event may this Option be exercised after the tenth anniversary of the Grant Date (the “Expiration Date”).
(b)Method of Exercise.
(i)The Participant (or his or her representative, devisee or heir, as applicable) may exercise any portion of the Option that has become exercisable as to all or any of the Shares then available for purchase by delivering to the Company written notice specifying the number of whole Shares to be purchased, together with payment in full of the Payment Amount (as defined in Section 4).
(ii)The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with applicable securities laws, with such compliance determined by the Company in consultation with its legal counsel. Assuming such compliance, for tax purposes such Shares shall be considered transferred to the Participant on the date on which the Option is exercised with respect to such Shares.
4.Method of Payment. Payment of the aggregate Exercise Price and any required withholding for Tax-Related Items (as defined in Section 8 ) (the “Payment Amount”) shall be by any of the following, or a combination of the following, at the election of the Participant:
(a)cash or check;
(b)if the Common Stock is listed on an exchange or market, and if the Company is at such time permitting broker-assisted cashless exercises, delivery of a properly executed exercise notice together with irrevocable instructions to a broker participating in such cashless brokered exercise program

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to deliver promptly to the Company the Payment Amount and in any event in accordance with applicable law;
(c)by any other method as may be approved by the Committee.
5.Termination of Service. Following the Participant’s Termination of Service, Participant (or his or her representative, devisee or heir, as applicable) may exercise the Option only as set forth in this Section 5.
(a)Death or Disability.  In the event of the Participant’s Termination of Service due to the Participant’s death or Disability before the Participant has completed at least two (2) years of service with the Company or any Affiliate, 50% of the portion of the Participant’s Option that is unvested as of the date of such termination (if any) shall become immediately vested (with any fractional portion of the Option that would otherwise vest as a result of such vesting acceleration event rounded up to the nearest whole Share), and the remaining unvested portion of the Option shall be forfeited without any payment to the Participant. In the event of the Participant’s Termination of Service due to the Participant’s death or Disability on or after the date on which the Participant has completed at least two (2) years of service with the Company or any Affiliate, 100% of any unvested portion of the Option shall become immediately vested. Any portion of the Participant’s Option that is vested as of the date of the Participant’s Termination of Service due to death or Disability shall remain exercisable until the earlier of (x) one year following such termination and (y) the Expiration Date, unless the Committee in its sole discretion determines that the Option should be exercisable to some greater extent or remain exercisable for some longer period (ending in no event later than the Expiration Date).
(b)Retirement. In the event of the Participant’s Termination of Service due to Retirement (as defined below) after the first anniversary of the Grant Date, 100% of any unvested portion of the Option shall become immediately vested.
“Retirement” means the Participant’s Termination of Service, other than for Cause, after all the following criteria are met:
(i)the Participant has attained at least age 60 and has completed at least five (5) years of service with the Company or an Affiliate; and
(ii)the sum of the Participant’s age and years of service with the Company or any Affiliate as of the date of Termination of Service equals or exceeds seventy (70).
Any portion of the Participant’s Option that is vested as of the date of the Participant’s Termination of Service due to Retirement shall remain exercisable until the earlier of (x) one year following such termination and (y) the Expiration Date, unless the Committee in its sole discretion determines that the Option should be exercisable to some greater extent or remain exercisable for some longer period (ending in no event later than the Expiration Date). For the avoidance of doubt, in the event of the Participant’s Termination of Service due to Retirement on or before the first anniversary of the Grant Date, any portion of the Option that is unvested shall be forfeited as of the date of such termination without any payment to the Participant.
(c)For Cause.  In the event of the Participant’s Termination of Service for Cause (as defined below), the entire unexercised portion of the Option, whether vested or unvested, shall be forfeited as of the date of such termination without any payment to the Participant.
“Cause” means the Company’s good faith determination of the Participant’s:
(i)willful material breach, or habitual neglect of, the Participant’s duties or obligations in connection with the Participant’s employment or service;

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(ii)having engaged in willful misconduct, gross negligence or a breach of fiduciary duty, or his or her willful material breach of his or her duties to the Company or an Affiliate or under his or her Employment Agreement, if applicable, or of any of the Company policies;
(iii)having been convicted of, or having entered a plea bargain or settlement admitting guilt for, (x) a felony or (y) any other criminal offense involving moral turpitude, fraud or, in the course of the performance of the Participant’s service to the Company or an Affiliate, material dishonesty;
(iv)unlawful use or possession of illegal drugs on the premises of the Company or an Affiliate or while performing the Participant’s duties and responsibilities to the Company or an Affiliate; or
(v)the commission of an act of fraud, embezzlement or material misappropriation, in each case, against the Company or any Affiliate;
provided that, in the case of clauses (i) and (ii) above, the Company shall provide the Participant with written notice specifying the circumstances alleged to constitute Cause, and, if possible, the Participant shall have 30 days following receipt of such notice to cure such circumstances.
(d)For Any Other Reason.  In the event of the Participant’s Termination of Service at any time under circumstances not described in Sections 5(a), 5(b) or 5(c) herein or Section 11(b) of the Plan, any unvested portion of the Option shall be forfeited as of the date of such termination without any payment to the Participant, and any vested portion of the Option shall remain exercisable until the earlier of (x) 90 days following such termination and (y) the Expiration Date, unless the Committee in its sole discretion determines that the Option should be exercisable to some greater extent or remain exercisable for some longer period (ending in no event later than the Expiration Date).
For purposes of Section 11(b) of the Plan, “Good Reason” means “Good Reason” as defined in the Participant’s Employment Agreement, if any, or if not so defined, the occurrence of any of the following events, in each case without the Participant’s consent:
(i)a reduction in the Participant’s base compensation and cash incentive opportunity, other than any such reduction that applies generally to similarly situated employees or executives of the Company or an Affiliate;
(ii)relocation of the geographic location of the Participant’s principal place of employment or service by more than 50 miles from the Participant’s principal place of employment or service; or
(iii)a material reduction in the Participant’s title, duties, responsibilities or authority;
provided that, in each case, (A) the Participant shall provide the Company with written notice specifying the circumstances alleged to constitute Good Reason within 90 days following the first occurrence of such circumstances, (B) if possible, the Company shall have 30 days following receipt of such notice to cure such circumstances, and (C) if the Company or its Affiliate has not cured such circumstances within such 30-day period, the Participant shall terminate his or her employment or service not later than 60 days after the end of such 30-day period.
6.Non-Transferability of Option. This Option may not be transferred in any manner otherwise than (i) by will or by the laws of descent or distribution or (ii) pursuant to an award transfer program adopted by the Company and in accordance with such procedures as the Committee (in its discretion) may specify with respect to the administration and operation of such program. This Option may be exercised during the lifetime of the Participant only by him or her or a valid transferee (which shall include specifically any financial institution, or other entity approved by the Company). The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant and in order to effect a valid transfer, the transferee (which shall include specifically any

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financial institution, or other entity approved by the Company) shall execute an agreement reflecting such terms and conditions that the Committee deems necessary to facilitate such transfer.
7.Reserved.
8.Responsibility for Taxes.
(a)The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to the relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
(i)withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer;
(ii)withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization) without further consent; or
(iii)any other method of withholding determined by the Company and, to the extent required by applicable laws or the Plan, approved by the Committee.
(c)The Company or the Employer may withhold or account for Tax-Related Items by considering applicable withholding rates, including minimum or maximum applicable rates, in the jurisdictions applicable to the Participant. In the event that any excess amounts are withheld to satisfy the obligation for Tax-Related Items, the Participant may be entitled to a refund of any over-withheld amount in cash (with no entitlement to the Share equivalent), or if not refunded by the Company or the Employer, the Participant must seek a refund from the local tax authorities to the extent the Participant wishes to recover the over-withheld amount in the form of a refund..
(d)Finally, the Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
9.Nature of Grant. In accepting the Option, the Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

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(b)the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c)all decisions with respect to future Option or other grants, if any, will be at the sole discretion of the Company;
(d)the Option grant and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the company, the Employer or any Affiliate of the Company and shall not interfere with the ability of the Company, the Employer or any Affiliate of the Company, as applicable, to terminate the Participant’s employment or service relationship (if any);
(e)the Participant is voluntarily participating in the Plan;
(f)the Option and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
(g)the Option and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, leave pay, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;
(h)the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;
(i)if the underlying Shares do not increase in value, the Option will have no value;
(j)if the Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;
(k)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any);
(l)unless otherwise agreed with the Company, the Option and any Shares acquired under the Plan and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of an Affiliate;
(m)unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and
(n)neither the Company, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to the Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.
10.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant understands and agrees that he or she should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

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11.Insider Trading/Market Abuse Laws. The Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions, including the United States, the Participant’s country and the designated broker’s country, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Options) or rights linked to the value of Shares (e.g., dividend equivalents) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws may prohibit the cancellation or amendment of orders placed by the Participant before he or she possessed inside information.  Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities.  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant should speak to his or her personal advisor on this matter.
12.Data Privacy. To the extent recognized by applicable law, the Participant hereby consents to the collection, use, transfer, or other processing of the Participant’s personally identifiable information as described in this Agreement and any other Option grant materials (“Personal Data”) in electronic or other form by and among, as applicable, the Company, its Affiliates, the Employer or other third parties as processors of the Personal Data, for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company, with offices located at 41 University Drive, Newtown, Pennsylvania 18940, acts as the controller of this Personal Data, and processes this Personal Data for purposes of implementing, administering, and managing the Plan. The Company protects the Personal Data that it receives in the United States from the European Union via data transfer agreements based on the standard contractual clauses adopted by the European Commission. The Participant can obtain further information about these data transfer agreements by contacting AskDataPrivacy@epam.com.
The Participant understands that the Personal Data may include, but is not limited to, the Participant’s name, home address and telephone number, e-mail address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor. Such Personal Data will be used by the Company for the exclusive purpose of implementing, administering and managing the Plan. The Company relies on the following legal grounds for processing of Personal Data (i) consent, as permitted by applicable law, (ii) performance of this Agreement with the Participant, (iii) the legitimate interests of the Company, its Affiliates, the Employer or other third parties (such as service providers, consultants, governmental bodies, or courts) where the legitimate interest could be in particular the implementation, administration and management of the Plan, and (iv) for compliance with legal obligations, in particular in the area of labor and employment law, social security and social protection law, data protection and privacy law, tax law, and corporate compliance laws.
The Participant understands that Personal Data will be transferred to UBS Financial Services Inc. or other third parties assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of his or her Personal Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. Where disclosing Personal Data to such third parties, the Company provides appropriate safeguards for protecting the transfer of Personal Data, such as establishing data contractual clauses with third parties based on the standard contractual clauses adopted by the European Commission or relevant supervisory authority. The Participant may request a copy of, or information about, such safeguards by contacting AskDataPrivacy@epam.com.
The Participant may generally request a list with the names and addresses of any potential recipients of his or her Personal Data by contacting AskDataPrivacy@epam.com. The Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. When the Company no longer needs to use the

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Participant’s Personal Data for the purposes above or does not need to retain it for compliance with any legal or regulatory purpose, the Company will take reasonable steps to remove it from systems and/or records containing the Personal Data and/or take steps to properly anonymize it so that the Participant can no longer be identified from it.
Subject to applicable data protection and privacy law, the Participant understands that he or she may view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Data or refuse or withdraw the consent herein, in any case without cost, by contacting in writing AskDataPrivacy@epam.com. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis.
In addition to the above, subject to applicable law, the Participant may have the right to (i) request erasure of Personal Data, (ii) request restriction of, or object to, certain uses or processing of Personal Data, (iii) request Personal Data portability, or (iv) lodge a complaint with a supervisory authority.
The Participant’s provision of Personal Data is a contractual requirement. If the Participant does not provide the Personal Data and/or consent to the terms of this Section 11, or if the Participant later seeks to revoke his or her consent, his or her employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company may not be able to grant Options or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. Such a withdrawal will not affect the lawfulness of the collection, use, or otherwise processing of the Participant’s Data prior to the consent withdrawal. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, or to exercise certain additional rights described above, the Participant understands that he or she may contact AskDataPrivacy@epam.com.
13.Miscellaneous Provisions.
(a)Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, to the contact details below. The parties may use e-mail delivery, so long as the message is clearly marked, sent to the e-mail address(es) set forth below, and a delivery receipt and a read receipt are made part of the message. E-mail delivery will be deemed to occur when the sender receives confirmation that such message has been received and read by the recipient.
if to the Company, to:
EPAM Systems, Inc.
41 University Drive
Newtown, Pennsylvania 18940
Attention: General Counsel
Facsimile: 267-759-8989
if to the Participant, to:
the address, facsimile number or e-mail address that the Participant most recently provided to the Company, or to such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto.
(b)Effect of Agreement. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. The Participant acknowledges and agrees that the

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grant of this Option constitutes additional consideration to the Participant for the Participant’s continued and future compliance with any restrictive covenants in favor of the Company by which the Participant is otherwise bound. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail. The Agreement, including the Plan, constitutes the entire agreement between the Participant and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.
(c)Amendment; Waiver.  No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.  Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.
(d)Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
(e)Severability. If any provision of this Agreement shall be declared by any court or arbitrator of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable.
(f)Governing Law; Dispute Resolution.  This Agreement is governed by the laws of the state of Delaware without application of the conflict of law provisions thereof. If any dispute arising out of or relating to this Agreement or the Plan, or the breach thereof, cannot be settled through negotiation, the parties agree first to try in good faith to settle such dispute by mediation.  If the parties fail to settle such dispute within 30 days after the commencement of such mediation, such dispute shall be settled by arbitration conducted in the state of Pennsylvania and judgment on the arbitral award rendered may be entered in any court having jurisdiction thereof.
(g)Language. By accepting the Option, the Participant acknowledges and represents that the Participant is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English, as to allow the Participant to understand the terms of the Agreement and any other documents related to the Plan. If the Participant has received the Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
(h)Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(i)Foreign Asset / Account Reporting Requirements, Exchange Controls and Tax Requirements. The Participant’s country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside his or her country. The Participant may be required to report such accounts, assets or transactions to the tax or other

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authorities in his or her country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. In addition, the Participant may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Shares. The Participant acknowledges that it is his or her responsibility to be compliant with all such requirements, and that he or she should consult his or her personal legal and tax advisors, as applicable, to ensure his or her compliance.
(j)Addendum. Notwithstanding any provisions in this Agreement, the Option grant shall be subject to any special terms and conditions set forth in any Addendum to this Agreement for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement.
(k)Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Option and on any Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

EPAM SYSTEMS, INC.

By:
Name:
Title:

 The Participant’s signature on this line both (1) acknowledges the Participant’s receipt of the Agreement and agreement to its terms, and (2) indicates the Participant’s consent to the processing of Personal Data as described in Section 12.

Participant

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